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                                                                   EXHIBIT 10.41

                              EMPLOYMENT AGREEMENT
                              --------------------

          This Employment Agreement ("Agreement"), dated as of February 1, 2001, is by and between St. John Knits, Inc., a California corporation ("Company"), and Hugh Mullins, an individual ("Executive"). In consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows.

                                   ARTICLE I
                                   EMPLOYMENT

          The Company hereby employs/retains Executive and Executive accepts employment with the Company upon the terms and conditions herein set forth.

          1.1 Employment. The Company hereby employs Executive, and Executive
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agrees to serve as the Company's Chief Executive Officer from February 1, 2001 through January 31, 2003, and as such shall assume, subject to the powers of the Company's Board of Directors, general and active supervision and management over the business of the Company and over its several officers, assistants, agents and employees. Executive agrees to devote substantially his full business time and attention and best efforts to the affairs of the Company during this term of employment, unless this Agreement is renewed or terminated sooner in accordance with the provisions hereto. Executive shall report to the Board of Directors, and shall be appointed and serve as a member of the Board of Directors without additional compensation.

                                   ARTICLE II
                                  COMPENSATION

          2.1 Annual Salary. During the employment period of Executive, the
              -------------
Company shall pay Executive at the annual rate of $1,000,000 (the "Base Rate"), subject to review for increase by the Board of Directors on an annual basis, on or about February 1 of each year. The Base Rate shall be payable in substantially equal monthly installments.

          2.2 Stock Options. The Company shall provide Executive options to
              -------------
purchase 75,000 shares of common stock, at the price of $30.00 per share, which shall vest at the rate of 15,000 share options per year for 5 years, with the first 15,000 share options vesting on January 31, 2002, and the remainder vesting on January 31, 2003, January 31, 2004, January 31, 2005 and January 31, 2006, respectively, so long as Executive remains employed by the Company. Upon a Change in Control (as defined in Article 5.1 hereinbelow), all of Executive's issued but not yet vested stock options shall accelerate and become vested. Stock options are subject to the terms and conditions set forth in the Amended and Restated St. John Knits International, Incorporated 1999 Stock Option Plan.

          2.3 Reimbursement of Expenses. Executive shall be entitled to receive
              -------------------------
prompt reimbursement of all reasonable expenses incurred by Executive in performing services hereunder, including all expenses of travel, entertainment and living expenses while away from home on business at the request of, or in the service of, the Company, provided that such

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expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

        2.4 Bonus. Executive has received a signing bonus in the amount of
            -----
$500,000. In addition, Executive has received a loan in the amount of $500,000, which will be forgiven at the rate of $100,000 per full year of service, with the first $100,000 forgiven on January 31, 2002. In the event Executive is terminated without Cause, he resigns with Good Reason or his termination results from a Change of Control; the Company shall forgive any remaining amount of the above-described loan. Nothing in this paragraph is to be read as guaranteeing Executive's employment longer than the term of the Agreement or in any other way.

        2.5 Automobile Allowance.  The Company shall pay directly, or reimburse
            --------------------
Executive for, all reasonable costs and expenses incurred by Executive in connection with the operation and maintenance of an automobile (i.e. car insurance, car license and general upkeep).

        2.6 Benefits. Executive shall be entitled to participate in and be
            --------
covered by all health, insurance, pension and other employee plans and benefits currently established for the employees of the Company (collectively referred to as the "Company Benefit Plans") on at least the same terms as other senior executives of the Company, subject to meeting applicable eligibility requirements.

        2.7 Vacations and Holidays. During Executive's employment with the
            ----------------------
Company, Executive shall be entitled to an annual vacation leave of four weeks at full pay, or such greater vacation benefits as may be provided for by the Company's vacation policies applicable to senior executives. Executive shall be entitled to such holidays as are established by the Company for all employees.

        2.8 Secretarial Services and Office. The Company shall provide Executive
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with appropriate office space at 17422 Derian Avenue, Irvine, California, or, if the lease for such office space terminates and is not renewed, with equivalent office space acceptable to Executive. In addition, the Company shall also provide Executive with full-time executive secretarial services.

        2.9 Club Dues.  The Company shall reimburse Executive for the initiation
            ---------
fee in a country club in Orange County. Executive shall be responsible for dues and incurred expenses at this club.

                                   ARTICLE III
                        CONFIDENTIALITY AND NONDISCLOSURE

        3.1 Confidentiality. Executive will not during Executive's employment by
            ---------------
the Company or thereafter at any time disclose, directly or indirectly, to any person or entity or use for Executive's own benefit any trade secrets or confidential information relating to the Company's business operations, marketing data, business plans, strategies, employees, negotiations and contracts with other companies, or any other subject matter pertaining to the business of the Company or any of its clients, customers, consultants, or licensees, known,

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learned, or acquired by Executive during the period of Executive's employment by the Company (collectively "Confidential Information"), except as may be necessary in the ordinary course of performing Executive's particular duties as an employee of the Company.

       3.2 Return of Confidential Material. Executive shall promptly deliver to
           -------------------------------
the Company on termination of this Agreement, whether or not for Cause and whatever the reason, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, Confidential Information and any other documents of a confidential nature belonging to the Company, including all copies of such materials which Executive may then possess or have under Executive's control. Upon termination of this Agreement by the Company, Executive shall not take any document, data, or other material of any nature containing or pertaining to the proprietary information of the Company.

       3.3 Prohibition on Solicitation of Customers. During the term of
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Executive's employment with the Company and for a period of one (1) year thereafter Executive shall not, directly or indirectly, either for Executive or for any other person or entity, solicit any person or entity to terminate such person's or entity's contractual and/or business relationship with the Company, nor shall Executive interfere with or disrupt or attempt to interfere with or disrupt any such relationship. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company may have under applicable law.

       3.4 Prohibition on Solicitation of Employees, Agents or Independent
           ---------------------------------------------------------------
Contractors After Termination. During the term of Executive's employment with
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the Company and for a period of one (1) year following the termination of this
Agreement, Executive will not solicit any of the employees, agents, or independent contractors of the Company to leave the employ of the Company for a competitive company or business. However, Executive may solicit any employee, agent or independent contractor who voluntarily terminates his or her employment with the Company after a period of 120 days have elapsed since the termination date of such employee, agent or independent contractor. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company may have under applicable law.

       3.5 Right to Injunctive and Equitable Relief. Executive's obligations not
           ----------------------------------------
to disclose or use Confidential Information and to refrain from the solicitations described in this Article III are of a special and unique character which gives them a peculiar value. The Company cannot be reasonably or adequately compensated for damages in an action at law in the event Executive breaches such obligations. Therefore, Executive expressly agrees that the Company shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach in addition to any other rights or remedies which the Company may possess or be entitled to pursue. Furthermore, the obligations of Executive and the rights and remedies of the Company under this Article III are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law relating to misappropriation of theft of trade secrets or Confidential Information.

       3.6 Survival of Obligations. Executive agrees that the terms of this
           -----------------------
Article III shall survive the term of this Agreement and the termination of Executive's employment by the Company.

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                                   ARTICLE IV
                                   TERMINATION

          4.1 For purposes of this Article IV, the following definitions shall apply to the terms set forth below:

          (a)  Cause.  "Cause" shall include the following:
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               (i)   personal dishonesty or willful misconduct by Executive;

               (ii) a breach of Executive's fiduciary duties to the Company which involves personal profit or benefit to Executive;

               (iii) willful violation and conviction of any law, rule or regulation (other than traffic violations or similar offenses) or of any final cease and desist order issued by any financial institution regulatory authority against the Company; or

               (iv)  a material breach of this Agreement by Executive.

          (b)  Good Reason.  "Good Reason" shall mean voluntary termination as a
               -----------
result of:

               (i) the assignment to Executive of duties inconsistent with the position and status of Executive as set forth in this Agreement without Executive's prior written consent;

               (ii) a substantial alteration in the nature, status or prestige of Executive's responsibilities or a change in Executive's title or reporting level from that set forth in this Agreement;

               (iii) the relocation of the Company's executive offices or principal business location to a point more than fifty (50) miles from the location of such offices or businesses as of the date of this Agreement;

               (iv)  a reduction by the Company of Executive's Base Rate; or

               (v) a failure by the Company to obtain from any successor, before the succession takes place, an agreement to assume and perform this Agreement.

        (c) Disability. "Disability" shall mean a physical or mental incapacity
            ----------
as a result of which Executive becomes unable to continue the proper performance of his duties hereunder (reasonable absences because of sickness for up to two
(2) consecutive months excepted; provided, however, that any new period of incapacity or absences shall be deemed to be part of a prior period of incapacity or absences if the prior period terminated within ninety (90) days of the beginning of the new period of incapacity or absence and the incapacity or absence is determined by the Company's Board of Directors, in good faith, to be related to the prior incapacity or absence.) A determination of Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and Executive or in the event of

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Executive's incapacity to designate a doctor, Executive's legal representative.
In the absence of agreement between the Company and Executive, each party shall nominate a qualified medical doctor and the two (2) doctors so nominated shall select a third doctor, who shall make the determination as to Disability.

        4.2 Termination by Company. The Company may terminate Executive's
            ----------------------
employment hereunder immediately for Cause. Subject to the other provisions contained in this Agreement, the Company may terminate this Agreement for any reason other than Cause upon thirty (30) days' written notice to Executive. The effective date of termination ("Effective Date") shall be considered to be thirty (30) days subsequent to written notice of termination; however, the Company may elect to have Executive leave the Company immediately.

        4.3 Termination by Executive. Executive may terminate his employment
            ------------------------
hereunder upon thirty (30) days' written notice to the Company. The effective date of termination ("Effective Date") shall be considered to be thirty (30) days subsequent to written notice of termination; however, the Company may elect to have Executive leave the Company immediately.

        4.4 Death or Disability of Executive.  Executive's employment hereunder
            --------------------------------
shall terminate immediately upon the death or Disability of Executive.

        4.5 Severance Benefits Received Upon Termination.
            --------------------------------------------

        (a) If Executive's employment is terminated by the Company for Cause, or if Executive terminates this Agreement pursuant to Section 4.3 other than for Good Reason, then the Company shall pay Executive his Base Rate through the Effective Date of such termination plus credit for any vacation earned but not taken. The Company shall thereafter have no further obligations to Executive under this Agreement.

        (b) If, prior to January 1, 2003, Executive's employment is terminated by the Company without Cause, or if, prior to January 1, 2003, Executive terminates this Agreement for Good Reason, then the Company shall provide
Executive:

            (i) a lump sum salary payment within thirty (30) days of the Effective Date equal to the greater of (1) Executive's Base Rate through January 31, 2003, or (2) Executive's then Base Rate for one year;

            (ii) health insurance coverage as then in effect for Executive, his spouse and dependent children for a period of eighteen (18) months, subject to any employee contribution provisions as defined in the Company Benefit Plans. The initial 18-month period of coverage shall not count towards COBRA coverage. Following the end of the initial 18-month period of coverage, Executive, his spouse and dependent children shall be entitled to elect continued coverage under COBRA; and

            (iii) vesting of any unvested stock options pursuant to Section 2.2 above to the extent, and as if, executive had remained employed until the next anniversary of the date of this Agreement.

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                (c)  If Executive's employment is terminated by the Company as a result of Disability, then the Company shall provide Executive:

                     (i) salary continuation in an amount equal to Executive's then Base Rate for a period of eighteen (18) months, said sum to be paid monthly in equal installments at the times salary payments are usually made; and

                     (ii) health insurance coverage as then in effect for Executive, his spouse and dependent children for a period of one month for each full year Executive has been employed by the Company up to a maximum of eighteen (18) months, subject to any employee contribution provisions as defined in the Company Benefit Plans. The initial 18-month period of coverage shall not count towards COBRA coverage. Following the end of the initial 18-month period of coverage, Executive, his spouse and dependent children shall be entitled to elect continued coverage under COBRA.

                (d) If Executive's employment is terminated by the Company as a result of death, then the Company shall provide Executive's spouse or estate health insurance coverage as then in effect for Executive, his spouse and dependent children for a period of six (6) months, subject to any employee contribution provisions as defined in the Company Benefit Plans. Health insurance benefits subsequent to the salary continuation period will be in accordance with COBRA.

                (e) If the Company does not renew this Agreement, the Company shall pay to Executive an amount equal to his then Base Rate for one year and health benefits and accelerated vesting as provided in Section 4.5(b)(ii) and
(iii).

                                   ARTICLE V
                               GENERAL PROVISIONS

                5.1  Change of Control. For purposes of this Agreement, a
                     -----------------
"Change of Control" shall mean and shall be deemed to have taken place in the event Vestar, pursuant to one or more than one transaction other than an initial public offering, sells 50 percent or more of the common stock held by Vestar at the time of the execution of this Agreement.

                5.2  Notice. For purposes of this Agreement, notices and all
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other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

                If to the Company:     St. John Knits, Inc.
                                       17622 Armstrong Avenue
                                       Irvine, CA  92614
                                       Attn:  Chief Financial Officer

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                With copies to:           David A. Krinsky, Esq.
                                          O'Melveny & Myers LLP
                                          610 Newport Center Drive
                                          Suite 1700
                                          Newport Beach, CA 92660, and

                                          James P. Kelley
                                          Vestar Capital Partners
                                          Seventeenth Street Plaza
                                          1225 17/th/ Street, Suite 1660
                                          Denver, Colorado 80202

                If to Executive:          Hugh Mullins
                                          c/o St. John Knits, Inc.
                                          17622 Armstrong Avenue
                                          Irvine, CA 92614

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                5.3 No Waivers. No provision of this Agreement may be modified,
                    ----------
waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                5.4 Beneficial Interests. This Agreement shall inure to the
                    --------------------
benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

                5.5 Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of California.

                5.6 Severability or Partial Invalidity. The invalidity or
                    ----------------------------------
unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                5.7 Counterparts. This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                5.8 Legal Fees ad Expenses.  Should any party institute any
                    ----------------------
action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any

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alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

       5.9  Entire Agreement. This Agreement constitutes the entire agreement of
            ----------------
the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof. This Agreement is intended by the parties as the final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any judicial proceeding involving this Agreement.

       5.10 Assignment. This Agreement and the rights, duties, and obligations
            ----------
hereunder may not be assigned or delegated by any party without the prior written consent of the other party and any attempted assignment or delegation without such prior written consent shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 5.9, the Company may assign or delegate its rights, duties, and obligations hereunder to any Affiliate or to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization, or other business combination or by acquisition of all or substantially all of the assets of the Company.

       (a)  Arbitration. Any controversy arising out of or relating to
            -----------
Executive's employment, this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration in Orange County, California, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Orange County, California, or its successor ("JAMS"), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Civil Procedure Code (S)(S) 1280 et
                                                                              --
seq. as the exclusive remedy of such dispute; provided, however, that
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provisional injunctive relief may, but need not, be sought in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the Arbitrator deems just and equitable. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement or Executive's employment.

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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               "Company"

                                               St. John Knits, Inc.,
                                               a California corporation


                                               By: /s/ Bob Gray
                                                  ------------------------------
                                                     Chairman of the Board


                                               "Executive"

                                               /s/ Hugh Mullins
                                               ---------------------------------
                                               Hugh Mullins

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